Exhibit 99.1
TTM TECHNOLOGIES, INC.
Selected Unaudited Financial Information
(in thousands, except per share data)

			Third
	Fourth Quarter		Quarter	Full Year
	2009	2008[1,2]	2009	2009	2008[1,2]

CONSOLIDATED STATEMENTS OF OPERATIONS
Net Sales	$149,924	$164,916	$139,075	$582,476	$680,981
Cost of goods sold	122,250	134,145	114,868	479,267	543,741

Gross profit	27,674	30,771	24,207	103,209	137,240

Operating expenses:
Selling and marketing	6,480	7,420	6,546	26,517	30,436
General and administrative	11,088	7,940	9,403	36,548	33,255
Amortization of definite-lived intangibles	860	951	860	3,440	3,799
Restructuring charges	481	—	2,501	5,490	—
Impairment of long-lived assets	2,125	123,322	10,293	12,761	123,322
Metal reclamation	—	—	—	—	(3,700)

Total operating expenses	21,034	139,633	29,603	84,756	187,112

Operating income (loss)	6,640	(108,862)	(5,396)	18,453	(49,872)

Interest expense	(2,802)	(2,777)	(2,919)	(11,198)	(11,065)
Interest income	111	223	196	467	1,370
Other, net	305	(416)	57	401	(1,804)

Income (loss) before income taxes	4,254	(111,832)	(8,062)	8,123	(61,371)
Income tax (provision) benefit	(1,887)	42,644	3,177	(3,266)	24,460

Net income (loss)	$2,367	$(69,188)	$(4,885)	$4,857	$(36,911)

Earnings (loss) per common share:
Basic	$0.05	$(1.62)	$(0.11)	$0.11	$(0.86)
Diluted	$0.05	$(1.62)	$(0.11)	$0.11	$(0.86)

Weighted average common shares:
Basic	43,172	42,810	43,142	43,080	42,681
Diluted	43,930	42,810	43,142	43,579	42,681
SELECTED BALANCE SHEET DATA

	December 31,	December 31,
	2009	2008[1]
Cash and cash equivalents	$94,347	$148,465
Restricted cash	120,000	—
Short-term investments	1,351	3,657
Accounts receivable, net	89,519	115,232
Inventories	60,153	71,011

	December 31,	December 31,
	2009	2008[1]
Total current assets	382,559	353,130
Property, plant and equipment, net	88,577	114,931
Other non-current assets	71,922	72,179
Total assets	543,058	540,240

Accounts payable	37,867	48,750
Total current liabilities	59,447	72,768
Convertible senior notes, net	139,882	134,914
Total long-term liabilities	142,694	137,436
Stockholders’ equity	340,917	330,036
Total liabilities and stockholders’ equity	543,058	540,240
SUPPLEMENTAL DATA

			Third
	Fourth Quarter		Quarter	Full Year
	2009	2008[1,2]	2009	2009	2008[1,2]
EBITDA	$12,594	$(102,653)	$399	$42,028	$(25,065)
EBITA	$7,945	$(108,074)	$(4,253)	$22,888	$(46,389)

Gross margin	18.5%	18.7%	17.4%	17.7%	20.2%
EBITDA margin	8.4	(62.2)	0.3	7.2	(3.7)
Operating margin	4.4	(66.0)	(3.9)	3.2	(7.3)
End Market Breakdown:

			Third
	Fourth Quarter		Quarter
	2009	2008	2009
Aerospace/Defense	42%	40%	44%
Networking/Communications	38	37	35
Computing/Storage/Peripherals	10	12	12
Medical/Industrial/Instrumentation/Other	10	11	9
Stock-based Compensation:

			Third
	Fourth Quarter		Quarter
	2009	2008	2009
Amount included in:
Cost of goods sold	$412	$331	$413
Selling and marketing	134	98	133
General and administrative	1,021	786	980

Total stock-based compensation expense	$1,567	$1,215	$1,526

Operating Segment Data:

			Third
	Fourth Quarter		Quarter
	2009	2008[1]	2009
Net sales:
PCB Manufacturing	$128,207	$144,211	$123,171
Backplane Assembly	29,332	31,064	23,950
Total sales	157,539	175,275	147,121
Inter-company sales	(7,615)	(10,359)	(8,046)

Total net sales	$149,924	$164,916	$139,075

Operating segment income (loss):
PCB Manufacturing	$5,118	$(107,505)	$(1,897)
Backplane Assembly	2,382	(406)	(2,639)

Total operating segment income (loss)	7,500	(107,911)	(4,536)
Amortization of intangibles	(860)	(951)	(860)

Total operating income (loss)	6,640	(108,862)	(5,396)
Total other expense	(2,386)	(2,970)	(2,666)

Income (loss) before income taxes	$4,254	$(111,832)	$(8,062)

RECONCILIATIONS3

			Third
	Fourth Quarter		Quarter	Full Year
	2009	2008[1]	2009	2009	2008[1]
EBITA/EBITDA reconciliation:
Net income (loss)	$2,367	$(69,188)	$(4,885)	$4,857	$(36,911)

Add back items:
Income tax provisions (benefit)	1,887	(42,644)	(3,177)	3,266	(24,460)
Interest expense	2,802	2,777	2,919	11,198	11,065
Amortization of intangibles	889	981	890	3,567	3,917

EBITA	7,945	(108,074)	(4,253)	22,888	(46,389)

Depreciation expense	4,649	5,421	4,652	19,140	21,324

EBITDA	$12,594	$(102,653)	$399	$42,028	$(25,065)

Add back: Impairment of long-lived assets	2,125	123,322	10,293	12,761	123,322

Adjusted EBITDA	$14,719	$20,669	$10,692	$54,789	$98,257

Non-GAAP EPS reconciliation[4]:
GAAP net income (loss)	$2,367	$(69,188)	$(4,885)	$4,857	$(36,911)
Add back items:
Amortization of definite-lived intangibles	889	981	890	3,567	3,917
Stock-based compensation	1,567	1,215	1,526	6,265	5,076
Non-cash convertible debit interest expense	1,410	1,298	1,381	5,469	3,208
Impairment of long-lived assets	2,125	123,322	10,293	12,761	123,322
Restructuring charges	481	—	2,501	5,490	—
Inventory write-down related to facility closures	—	—	2,637	3,350	—
Meadville Holdings transaction costs	4,004	—	1,377	5,383	—
Miscellaneous closing costs	160	—	292	884	—
Income tax effects	(4,718)	(48,358)	(8,235)	(17,357)	(54,014)

Non-GAAP net income	$8,285	$9,270	$7,777	$30,669	$44,598

Non-GAAP earnings per diluted share	$0.19	$0.22	$0.18	$0.70	$1.04

[1]	On January 1, 2009, the Company adopted new authoritative guidance for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) by separately accounting for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. The Company has retrospectively applied this method of accounting back to the issuance date of convertible debt, which for the Company was May 2008.

[2]	Certain reclassifications of prior year amounts have been made to conform to the current year presentation. Beginning in the second quarter of 2009, the Company reports gains and losses from the sale or disposal of property, plant and equipment as a component of general and administrative expenses in the consolidated condensed statements of operations. Prior to the second quarter 2009, the gains and losses from the sale or disposal of property, plant and equipment were included as a component of cost of goods sold.

[3]	This information provides a reconciliation of EBITA/EBITDA/Adjusted EBITDA and non-GAAP EPS to the financial information in our consolidated statements of operations.

[4]	This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures — which exclude amortization of intangibles, stock-based compensation expense, non-cash interest expense on our convertible debt (before consideration of capitalized interest), asset impairment and restructuring charges, inventory write-down related to facility closures, costs related to the Meadville Holdings transaction and miscellaneous closing costs as well as the associated tax impact of these charges — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.
“EBITDA” means earnings before interest expense, income taxes, depreciation and amortization.“EBITA” means earnings before interest expense, income taxes and amortization. We present EBITDA / EBITA / Adjusted EBITDA to enhance the understanding of our operating results. EBITDA / EBITA / Adjusted EBITDA is a key measure we use to evaluate our operations. In addition, we provide our EBITDA / EBITA / Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA / EBITA / Adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA / EBITA / Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.